Exhibit 10.1

SHAANXI CHANG’AN Pilot LIFE SCIENCE INDUSTRY INNOVATION CENTER CO., LTD.

AND

XI’AN APP-CHEM BIO (TECH) CO., LTD.

FRAMEWORK COOPERATION AGREEMENT

Party A: Shaanxi Chang’an Pilot Life Science Industry Innovation Center Co., Ltd.

Address: Room 310, 3rd Floor, Block F, Central and Western Land Port Financial Town, No. 99 Gangwu Avenue, International Trade & Logistics Park, Xi’an City, Shaanxi Province, China

Telephone: +86-29-87389679

Postal Code: 710026

Party B: Xi`an App-Chem Bio (Tech) Co., Ltd.

Address: Room 601, Building C, Entrepreneurship R&D Park, 69 Jinye Road, High-tech Zone, Xi’an City, Shaanxi Province, China

Telephone: +86-29-88346301

Postal Code: 710077

I. Overview of Partners

Party A: Shaanxi Chang’an Pilot Life Science Industry Innovation Center Co., Ltd.

Shaanxi Chang’an Pilot Life Science Industry Innovation Center Co., Ltd. (hereinafter referred to as “Pilot Life Science”), a wholly-owned subsidiary of Shaanxi Chang’an Pilot Industry Innovation Center Co., Ltd., was established on 11 October 2022 with a registered capital of RMB 7,000,000. The Company focuses its research and development efforts on future-oriented life science industries, with a particular emphasis on cell and gene therapy. It is dedicated to advancing breakthroughs in frontier technologies such as cell and gene technology, synthetic biology, and biological breeding, and to promoting the integration of new medical services with technologies including 5G/6G, the metaverse, and artificial intelligence. Furthermore, the Company is engaged in the development of high-end medical equipment incorporating advanced technologies such as digital twins and brain-computer interfaces, concentrating on generic technologies, cutting-edge innovations, modern engineering technologies, and disruptive technological advancements. Leveraging Shaanxi’s robust life science innovation resources and well-established biomedical industry chain, the Company collaborates with universities, medical institutions, and enterprises to closely align with market and clinical demands. Adopting a product-oriented approach, it facilitates the market-driven integration, establishment, and upgrading of laboratories, engineering (technology) R&D centers, GMP pilot platforms, clinical R&D centers, and related facilities. Through this strategy, the Company achieves the sustained output of new pharmaceuticals, medical devices, equipment, and technologies.

Party B: Xi`an App-Chem Bio (Tech) Co., Ltd. (NASDAQ: BON)

Founded in 2006, Xi`an App-Chem Bio (Tech) Co., Ltd., (hereinafter referred to as “App-Chem”), is a global leading supplier specializing in the biomanufacturing of natural active ingredients and AI-powered health solutions. The company, publicly traded on the NASDAQ under the ticker symbol BON, currently operates across key markets including North America, the European Union, China, Japan, and South Korea.

II. Background on the Collaboration

Amidst the nationwide drive to advance the “Healthy China” initiative and actively foster a “Community with a Shared Future for Mankind,” the health and wellness industry stands at a historic moment of growth, with technological innovation emerging as the pivotal force behind its transformation. Recognizing this industry trend and building upon a synergistic partnership that combines complementary business resources, technological expertise, and market presence—a partnership forged through long-term collaboration and unwavering mutual trust—the two parties have entered into this strategic cooperation agreement. Driven by a shared commitment to promoting global health through advanced biomanufacturing and the modernization of Traditional Chinese Medicine, the Parties have, following extensive and constructive consultations, jointly established the terms of cooperation set forth herein.

III. Scope of Collaboration

(1) Joint Development of R&D Platforms and Industrial Transformation Systems

The Parties hereby agree to jointly establish an integrated innovation chain encompassing fundamental research through to industrial application. Specifically, they shall utilize the existing laboratory space and equipment of App-Chem to co-establish the “BON & Pilot Natural Ingredients and Biomanufacturing Joint Laboratory.” The Joint Laboratory will primarily conduct research on AI-driven biomanufacturing of natural ingredients possessing significant strategic value. Furthermore, based on the aforementioned collaboration, the Parties shall jointly establish an engineering center dedicated to promoting process development, pilot-scale verification, and industrial application of outcomes generated from the Joint Laboratory as well as other cooperative initiatives. This collaboration is aimed at realizing both the economic value and societal benefits derived from scientific and technological achievements.

(2) Launching Joint Technological Initiatives and Ecosystem Partnerships

The Parties hereby agree to engage in comprehensive strategic collaboration based on aligned strategic objectives, encompassing key areas including but not limited to technology research and development, market expansion, and capital partnership. This cooperation shall extend to, without limitation: joint R&D initiatives in sectors such as innovative traditional Chinese medicine and biopharmaceuticals; integration of both Parties’ platforms, technologies, channels, and intellectual resources to jointly promote the global market presence of TCM products and services; and exploration of capital collaboration through means including the establishment of industrial funds, investment activities, mergers and acquisitions, restructuring, and technology-driven financial mechanisms—thereby leveraging capital as a catalyst to accelerate innovation and industrial integration.

IV. Term

Party A and Party B shall jointly establish a laboratory, with the term of cooperation being three years. Specific matters regarding the cooperation between the parties shall be stipulated in a separate formal agreement to be entered into by both parties. Three months prior to the expiration of the term of this Agreement, the parties may decide whether to renew it upon mutual consultation. Either party may terminate this Agreement in advance by providing the other party with a three-month prior notice, and this Agreement may be terminated upon mutual agreement by the parties.

V. Confidentiality

Both parties shall maintain the confidentiality of the cooperation matters and shall not disclose, reveal, or provide to any third party any confidential information obtained from or through the other party without prior written consent. Neither party shall provide the content of this Agreement to any third party in any form, or use it for purposes such as business solicitation or publicity, without the other party’s consent. Upon termination of this Agreement, each party shall, in accordance with the requirements of the cooperation agreement, return or destroy all confidential materials in its possession. In the event that either party discloses the content of the cooperation matters and causes losses to the other party, the non-breaching party shall have the right to require the breaching party to indemnify for all losses incurred.The confidentiality obligations under this Clause shall survive the cancellation, rescission, or termination of this Agreement and shall remain in effect until the relevant confidential business information becomes part of the public domain.

VI. MISCELLANEOUS

1)	Both Parties hereto shall keep confidential all information related to the cooperation, including but not limited to any and all contracts, technical data, and technical know-how, and shall not disclose the same to any third party without the prior written consent of the other Party.

2)	Except as expressly required for the performance of work under this Agreement, neither Party shall use or reproduce the other Party’s business information, technology, or other materials without the prior written permission of the other Party.

3)	This Agreement serves only as a guideline for the cooperation between the Parties. The specific terms, conditions, rights, and obligations pertaining to any particular collaborative project shall be exclusively governed by a separate project-specific agreement executed by the Parties.

4)	Any matters not covered herein shall be resolved through mutual consultation between the Parties. Any amendment, modification, or supplement to this Agreement shall be made in writing and duly executed by both Parties.

5)	This Agreement is executed in quadruplicate, with each Party holding two original copies. It shall become effective upon the signatures of the authorized representatives of both Parties and the affixation of their respective official seals or contract seals.

Please check and advise the signature date below for further processing.[END OF TEXT]

(This page is intentionally left for signatures)

Party A: Shaanxi Chang’an Pilot Life Science Industry Innovation Center Co., Ltd.

Legal Representative:

or Authorized Signature:

Date:

Party B: Xi`an App-Chem Bio (Tech) Co., Ltd.

Legal Representative:

or Authorized Signature:

Date: